Applied Digital Issues $50 Million Unsecured Convertible Debenture to Advance HPC Data Center Project in Ellendale, North Dakota

DALLAS, TX – April 1, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, announced that the Company recently entered into a private financing agreement with a single investor (the “Investor”), in which it issued a $50 million unsecured convertible debenture. The convertible debenture bears no interest, has an original issue discount of five percent and has a term of 54 weeks. The conversion price for the note is the lower (a) $6.00 and (b) 95% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the date of conversion, subject to a floor price of $3.00, except that the Investor may, at its option, elect to use the $6.00 fixed conversion price. The Investor is limited to converting no more than $9.0 million per month, and may only begin to convert after May 1, 2024, except that these limitations do not apply if there’s an event of default and the conversion price is set at $6.00. Subject to the Investor’s right to convert, the Company may prepay the note at any time that the Company’s common stock trades below $6.00 or the tenth trading day after the registration statement registering the resale of the note’s underlying shares becomes effective. The Investor has contractually agreed not to short the stock during the term of the note.

“We intend to use the net proceeds from the private financing, supplemented by the proceeds from our announced sale of the Garden City facility, to finance substantial advancements in our construction phase of the HPC data center in Ellendale, North Dakota. Concurrently, we continue negotiating our project-level financing to ensure timely project completion and fulfillment of our contractual obligations,” said Applied Digital CFO David Rench.

Northland Capital Markets acted as advisor and sole placement agent for the Company on the financing. Lowenstein Sandler LLP acted as legal counsel to the Company.

The securities described above (including any securities issuable pursuant to the conversion provisions of the convertible debenture) have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issuable in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," “intend,” “hope,” “project” and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including advancement in our construction phase of the HPC data center in Ellendale, North Dakota, our evolving business model and a shift in our business strategy towards our HPC data centers, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Brenlyn Motlagh or Diana Jarrah
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com